Exhibit 99.1

OpenLocker Announces Broad-Based Current Quarter Revenue Growth from Our Various Clubs Driven by Innovative Programs Designed to Expand Student-Athlete NIL Opportunities

Palm Beach, FL, March 13, 2023 (GLOBE NEWSWIRE) — OpenLocker, Inc., a subsidiary of OpenLocker Holdings Inc. (“OpenLocker” or the “Company”) (OTCQB: OLKR), is pleased to announce a consistent increase in revenues during the quarter ending April 30, 2023, as compared to the quarter ended January 31, 2023, from purchases of innovative collectibles featuring the Name, Image and Likeness (NIL) of student-athletes made on its user-friendly platform. The Company recently released collections of digital and physical collectibles that offer membership in exclusive communities with access to VIP events, experiences and exclusive rewards for fans at the University of Florida, Florida Atlantic University and University of Wisconsin. The OpenLocker platform allows fans to directly engage with and support student-athletes through the purchase of autographed physical collectibles, which generate NIL earnings for the athletes and unlock real world utility and rewards for fans.

OpenLocker announced its LOCKERMANIATM promotion to build excitement for its innovative approach to NIL leading up to collegiate basketball’s postseason competition. The Company will credit purchases made prior to the start of tournament play if the teams win the championship or advance to the quarterfinals, details at openlocker.io. In the event that credit is issued, the athletes will still get their royalty from sales of their collectibles.

The release of the Gatorverse Gymnastics collection featuring the University of Florida women’s gymnastics team, ranked #2 in the country, includes nationally ranked, elite athletes Trinity Thomas and Leanne Wong. The gymnasts’ engagement with fans through social media and the promotion of an in-person Gatorverse Gymnastics Clinic on March 25, 2023 with the athletes has helped drive sales for the quarter ending April 30, 2023.

The success of the Florida Atlantic University’s Men’s Basketball team has spurred sales of the Prowlerz Club collectibles as the team broke into the top 25 early in the season and now heads to the NCAA National Tournament for the first time since 2002. An aggressive marketing campaign in February has been successful in raising awareness and growing support for student-athlete NIL at FAU.

Howard Gostfrand, CEO of OpenLocker Holdings, Inc., stated, “Our team has been working diligently for months growing the student-athlete Clubs we have established across the country. The seeds we have planted are starting to bear fruit. We look forward to continuing our growth and leadership in this rapidly burgeoning marketplace.”

Brian Klatsky, President and Founder of OpenLocker, said, “We are excited to offer innovative collectibles that enable fans to directly support their favorite student-athletes and experience an even greater thrill for a successful season. Our goal is to use NIL opportunities to not only benefit athletes but to also make college sports even more fun for the fan base.”

Visit openlocker.io to learn more about the company’s collectibles and communities.

About OpenLocker Holdings, Inc.

OpenLocker Holdings, Inc.’s subsidiary OpenLocker operates a technology platform for athletes and brands to redefine and unlock consumer and fan value. OpenLocker builds highly engaged fan communities on the Blockchain primarily for colleges and universities using student-athletes Name, Image and Likeness (NIL), opening the door to countless revenue opportunities that previously did not exist. OpenLocker increases engagement among fans, athletes and brands through digital and physical collectibles and provides unique user utility, perks and experiences. OpenLocker is delivering digital loyalty and spearheading the future of marketing.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in OpenLocker Holdings, Inc.’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects OpenLocker Holdings, Inc.’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. OpenLocker Holdings, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information visit: www.openlockerholdings.io.

Investor Contact:

Howard Gostfrand, CEO

305-351-9195

howard@openlocker.io